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                                                                    EXHIBIT 99.1
                       DIGITAL INSIGHT TO MERGE WITH NFONT





         [Digital Insight Logo]                            [nFront Logo]

             Digital Insight                                 nFront, Inc.
          26025 Mureau Road                            520 Guthridge Court, NW
         Calabasas, CA 91302                           Norcross, Georgia 30092

                      Digital Insight to Merge with nFront

            Merger Combines Two Leading Internet Banking Providers

Calabasas, CA and Atlanta, GA - November 22, 1999-Digital Insight Corporation (Nasdaq: DGIN) and nFront, Inc. (Nasdaq: NFNT) announced today that they have signed a definitive agreement to merge the two companies, both of which are leading providers of Internet banking services to community financial institutions. The transaction is expected to close in the first quarter of 2000 pending shareholder and regulatory approvals.

The merger has been structured as a stock-for-stock exchange with a fixed exchange ratio of 0.579 Digital Insight shares for each share of nFront. The current equity value of the transaction to nFront shareholders is approximately $439 million. Digital Insight expects the transaction to be immediately accretive to both revenue and gross profit per share, and to accelerate time-to-profitability by at least one quarter.

With the merger, Digital Insight will be the clear leader among Internet banking services providers for community financial institutions. On a pro forma combined basis, the company has 645 financial institution clients with approximately 16 million potential end users, of which over 640,000 are active end-users of their Internet banking products.

The combined entity will operate under the Digital Insight name and will be headquartered in Calabasas, CA., with operations continuing in nFront's Atlanta offices. John Dorman, currently Chairman of the Board, President and Chief Executive Officer of Digital Insight, will serve as the company's CEO and Chairman of the Board. Tripp Rackley, nFront's Chairman and CEO, will become the new entity's President and a member of the Board of Directors. Kevin McDonnell, Chief Financial Officer of Digital Insight, will continue in that capacity. The Board of Directors will consist of five Digital Insight directors and two nFront directors.

"We are merging the industry's two strongest Internet banking enablers, as well as combining Digital Insight and nFront's complementary strengths in servicing credit unions and banks," said Dorman. "The merger brings long-needed consolidation to a fragmented market and will allow us to take advantage of compelling economies of scale.

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Digital Insight to Merge with nFront

In addition, our combined companies have interfaces with every major financial data processing vendor, including ALLTEL, BISYS, CSI, EDI, EDS, Fiserv, and M&I Data Services. In total, our core processors' customer bases represent over 80 percent of our target market institutions. All of this adds up to a big win for a combined entity and for its clients."

According to Rackley, "The merger better positions us to enable our clients to leverage the Internet as a full-service sales and delivery channel. Together, we will serve more financial institutions and consumers than any other Internet banking enabler. This leading position provides substantial competitive advantage as we continue to extend our business model beyond Internet banking. In effect, we will be offering the opportunity for a community financial institution to operate as a vertical financial services portal."

In relation to this transaction, Digital Insight was advised by Morgan Stanley & Co, and nFront was advised by Donaldson, Lufkin & Jenrette.

John Dorman and Tripp Rackley will host a conference call for the media at 10:00 a.m. EST. Participants can access the call by dialing toll-free at 1-800-857-4231 and requesting the Digital Insight call.

Transaction highlights:

     - Headquartered at Digital Insight's current headquarters in Calabasas, CA. The new company will operate under the Digital Insight name and trade on the NASDAQ with the symbol DGIN.

     - This will be a stock-for-stock exchange. nFront shareholders will receive
       0.579 shares of Digital Insight for each share of nFront. The current equity value of the transaction to nFront shareholders is approximately $439 million.

     - The merger is expected to be completed during the first quarter of 2000.

     - The Board of Directors will be comprised of five directors from Digital Insight and two from nFront.

Key Company highlights upon completion of merger:

     - A combined customer base of 645 financial institutions, serving more than 16 million total customers who are potential users of Internet banking.

     - In excess of 640,000 active end-users of the company's Internet banking services.

     - Combined annualized revenue of approximately $30 million in the 3/rd/ calendar quarter of 1999.

     - Interfaces with 45 data processing vendors providing coverage of more than 80% of community financial institutions.

About Digital Insight

Digital Insight is the leading provider of real-time Internet banking services to community financial institutions. Digital Insight offers these institutions a cost-effective, outsourced service, branded in the institution's name, which enables them to provide

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Digital Insight to Merge with nFront

Internet-based banking to their individual and commercial customers. The Company also provides a target marketing module to facilitate the sale of additional financial services to end users, as well as customized website design and hosting. The Company's AXIS architecture is highly secure scalable. AXIS is designed to communicate in real time with the institution's core data processing system to allow transactions conducted on the website to be posted immediately. AXIS Internet Banking solution delivers a full range of Internet branch capabilities, including Bill Payment, to the financial institution's retail customers. AXIS Cash Management provides a comprehensive set of Internet banking functionality to the institution's business customers.

Over 400 community financial institutions have contracted with Digital Insight for one or more of the Company's products and services. Over 575,000 customers of these institutions are actively using the AXIS Internet banking solution. For more information about Digital Insight, go to www.digitalinsight.com.

                                  About nFront

nFront, Inc. (NASDAQ: NFNT), (www.nfront.com) is a leading Internet banking services company that enables small- to mid-size financial institutions to process financial transactions with their customers via bank-branded Web sites. nFront's comprehensive outsourced service is a secure, reliable and scalable way to deliver Internet banking, a key means of attracting and retaining profitable customers. Exclusively endorsed by the American Bankers Association (ABA) and winner of Microsoft's Best Internet Banking Solution Award, nFront provides fully transactional Internet banking development and implementation, Web site design, maintenance and hosting, customer service training and support, and marketing consulting services.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties which could cause results to differ materially from those projected, including integration risk, including that associated with merging geographically diverse organizations, the risk of failing to achieve the anticipated benefits of the merger, the time availability and acceptance of new products, the impact of competitive products and pricing, the management of growth, the management of the companies' software backlog, and other risks detailed from time to time in Digital Insight's and nFront's SEC reports, including their respective most recent reports on Form 10-K and 10-Q.

Investor Contacts:

Kevin McDonnell, Digital Insight, (818) 871-0000, ext. 350 or (626) 676-8211 kevin.mcdonnell@digitalinsight.com

Jeff Hodges, nFront, (770) 209-4460 ext. 271 or (770) 310-3449
jhodges@banking.com

Press Contacts:
Ann Stephenson, Digital Insight, (908) 439-3600 astephenson@stephensongroup.com

Kelly Harviel, nFront, (770) 209-4460 ext. 265 or (404)-931-5429
kharviel@banking.com

Jay Tillinghast, Ketchum Crescent, (404) 287-2000 ext. 114 jtillinghast@crescomm.com

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